     EXHIBIT 10.38
AMENDMENT OF
AMERICAN EXPRESS
ANNUAL INCENTIVE AWARD PLAN
     RESOLVED, that pursuant to Section 7.1 thereof, the American Express Senior Executive Severance Plan (the “Plan”) is amended, effective as of January 22, 2007, as follows:
1.	Section (f) of Article VI is amended in its entirety to read as follows:
          (f) For purposes of this Plan, “Change in Control” means the happening of any of the following:
     (1) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25 percent or more of either (i) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (A) any acquisition directly from the Company; (B) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a “Subsidiary”); (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (D) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities; (E) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date; or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of Article VI(f)(3) are satisfied. Notwithstanding the foregoing, a

Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or
     (2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or
     (3) The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving the Company or any of its direct or indirect Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50 percent of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Business Combination or any parent or subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or
     (4) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (i) more than 50 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust)) of the Company or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25 percent or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25 percent or more of respectively, the then outstanding             shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company; or
     (5) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
2.	Section (g) of Article VI is hereby deleted in its entirety.

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